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VOTING INSTRUCTIONS FIRST FINANCIAL MANAGEMENT CORPORATION
                               SAVINGS PLUS PLAN
THIS CARD REQUESTS VOTING INSTRUCTIONS FOR THE PLAN TRUSTEE. IT IS NOT A PROXY
                          SOLICITED ON BEHALF OF THE
   BOARD OF DIRECTORS, BUT THE BOARD HAS RECOMMENDED A VOTE FOR THE MATTERS
                                 LISTED BELOW.
 The undersigned participant in the Savings Plus Plan (the "Plan") of First Financial Management ("FFMC") hereby instructs Wachovia Bank of Georgia, N.A. (the "Trustee") to vote all shares of FFMC Common Stock credited to the undersigned account(s) under the Plan as of September 15, 1995 as designated below at the special meeting of stockholders to be held on October 26, 1995, or any adjournment thereof.
1) PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER dated as of June 12, 1995, as amended, among First Data Corporation, FDC Merger Corp. and First Financial Management Corporation (Check applicable box.)
                     [_] FOR   [_] AGAINST   [_] ABSTAIN
2) PROPOSAL TO ADJOURN THE SPECIAL MEETING, if recommended by the management of First Financial Management Corporation, including an adjournment to obtain a quorum and/or solicit additional stockholder votes for the above-referenced Agreement and Plan of Merger (Check applicable box.)
                     [_] FOR   [_] AGAINST   [_] ABSTAIN
3) In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.
 When this voting instruction card is properly executed and returned, the shares covered hereby will be voted in the manner directed herein by the undersigned Plan participant. If this voting instruction card is signed and returned without otherwise specifying how the Trustee should vote, the Trustee will vote the shares held in the participant's account(s) under the Plan FOR the matters set forth above and the Trustee may exercise its discretion to vote on any other business that may properly come before the meeting. If no voting instruction card is returned, the shares held in the participant's account(s) under the Plan will be voted with respect to the above matters in the same proportion as the shares held in the Plan for which voting instructions are received from Plan participants.

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD IN THE
                          ENCLOSED PREPAID ENVELOPE.

          (Continued and to be signed and dated on the reserve side)
- ------------------------------------------------------------------------------
                        (Continued from the other side)

THE TRUSTEE'S VOTE WITH RESPECT TO
THE TOTAL NUMBER OF SHARES HELD FOR
ALL PLAN PARTICIPANTS WILL BE
REPORTED TO FFMC ON AN AGGREGATE
BASIS FOR ALL SUCH SHARES. EACH
PARTICIPANT'S VOTING INSTRUCTION CARD
WILL BE TREATED AS CONFIDENTIAL AND
WILL NOT BE MADE KNOWN TO ANY
DIRECTOR, OFFICER, EMPLOYEE OR AGENT
OF FFMC.

Please sign exactly as your name
appears below. When signing as
attorney, executor, administrator,
trustee or guardian, please give full
title as such.

                                      -----------------------------------------
                                      Signature

                                      -----------------------------------------
                                      Signature if held jointly

                                      Dated: ___________________________ , 1995

Please mark, sign, date and return this voting instruction card promptly using the enclosed envelope which requires no postage if mailed in the United States.